Exhibit 5.1

SMITH, ANDERSON, BLOUNT, DORSETT,

MITCHELL & JERNIGAN, L.L.P.

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601	April 1, 2019	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 --------- TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Precision BioSciences, Inc.

302 East Pettigrew St., Suite A-100

Durham, North Carolina 27701

Re:	Precision BioSciences, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Precision BioSciences, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of 18,713,002 shares of common stock of the Company, par value $0.000005 per share (the “Shares”), for issuance under the 2006 Stock Incentive Plan, as amended (the “2006 Plan”), the 2015 Stock Incentive Plan, as amended (the “2015 Plan”), the 2019 Incentive Award Plan (the “2019 Plan”) and the 2019 Employee Stock Purchase Plan (the “ESPP” and, together with the 2006 Plan, the 2015 Plan and the 2019 Plan, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the exhibits thereto, including the Plans; (ii) the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, each as currently in effect; (iii) records of action by the Board of Directors and the stockholders of the Company relating to the approval of the Plans and to the authorization and issuance of the Shares; and (iv) such other corporate documents and records as we have deemed necessary for purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as copies and the authenticity of originals of such copies. We have also considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein.

Precision BioSciences, Inc.

April 1, 2019

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that the Shares have been duly authorized, and, when issued and delivered against payment therefor in accordance with the terms of the Plans and the agreements and awards duly adopted thereunder, and upon the book entry of the Shares by the transfer agent for the Company’s common stock, will be validly issued, fully paid, and nonassessable.

The opinion set forth herein is limited to matters governed by the General Corporation Law of the State of Delaware, and no opinion is expressed herein as to the laws of any other jurisdiction. The opinion expressed herein does not extend to compliance with federal or state securities laws relating to the sale of the Shares.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our legal opinion expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us in the Registration Statement, including the prospectus and any amendment or supplement thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Sincerely yours,

SMITH, ANDERSON, BLOUNT, DORSETT,

MITCHELL & JERNIGAN, L.L.P.

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.